UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2012

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On December 5, 2012, Willbros Group, Inc. (the “Company”), announced that the Company’s Board of Directors has appointed Geoffrey C. Stanford, age 45, as Vice President and Chief Accounting Officer. Van A. Welch, the Company’s Executive Vice President and Chief Financial Officer, relinquished the role of Chief Accounting Officer upon the hiring of Mr. Stanford, as previously announced. Mr. Stanford will report to Mr. Welch.

Mr. Stanford was Senior Director – Corporate Operational Accounting for The Shaw Group Inc. since 2009. Prior to that, he served as Corporate Controller of Albemarle Corporation from 2005 to 2009, and Global Industries, Ltd., from 1999 to 2005.

Mr. Stanford will earn a base salary of $240,000 per year. Mr. Stanford was granted 5,000 shares of restricted stock on December 5, 2012, and will be eligible to receive an annual award of 15,000 shares of restricted stock in March 2013. The restricted stock awards will vest over a period of four years in one-quarter increments on each anniversary of the date of the award. Mr. Stanford will participate in the Company’s Management Incentive Compensation Program, pursuant to which he will be eligible for annual bonuses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: December 5, 2012	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

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